Charter document of the LianSheng Group Inc:

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "LIANSHENG GROUP INC", FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 2024, AT 9:38 O CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

10005027 8100
SR# 20244180103

Authentication: 205151428
Date: 12-16-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

Charter document of the LianSheng Group Inc:

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is LianSheng Group Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 8 The Green STE A (street), in the City of Dover, County of Kent, Zip Code 19901. The name of the Registered Agent at such address upon whom process against this corporation may be served is A Registered Agent, Inc.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 1,000,000,000.00 shares (number of authorized shares) with a par value of $0.0001 per share.

5. The name and mailing address of the incorporator are as follows:

Name MO XIAOCHENG

Mailing Address 31916 Del Cielo Este Apt. 29, Bonsall, California

Zip Code 92003-3920

By: Mo Xiao Cheng

Incorporator

Name: MO XIAOCHENG

Print or Type

Pay to **Corporate Filings LLC**
30 N Gould St
STE 7001
Sheridan , WY 82801

Invoice

Invoice Number	#3662295E
Invoice Date	Nov 26, 2024
Due Date	**Nov 26, 2024**

Bill to **LianSheng Group Inc**
Xiaocheng Mo
1968 S. Coast Hwy, #2854
Laguna Beach , CA 92651

DELAWARE CORPORATE HEADQUARTERS
A REGISTERED AGENT, INC

Service Provide by
www.delawareregisteredagent.com
Delaware Corporate Headquarters LLC
8 The Green
STE A
Dover , DE 19901
302-288-0670

Description	Price	Quantity	SubTotal
Free Mail Forwarding - 3 Documents 11/26/2024-11/25/2025	$0.00	1	$0.00
Registered Agent Service in Delaware 11/26/2024-11/25/2025	$29.00	1	$29.00

Total **$29.00**

PAID

Date	11/27/2024
Card	ending in *4067

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